Exhibit 99.1

13215 Bee Cave Parkway, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

News Release

Summit Hotel Properties Announces CFO Succession Plan

Jonathan Stanner to Succeed CFO Greg Dowell in 2018

Austin, Texas, November 13, 2017 --- Summit Hotel Properties, Inc. (NYSE: INN) (“Summit” or the “Company”) today announced that Gregory A. Dowell, its EVP and Chief Financial Officer, plans to retire from the Company on March 31, 2018. Mr. Dowell has been with Summit for over three years and has led the Company’s finance and accounting functions through periods of substantial growth and improvement. He has played a key role in the long-term succession planning for the Company and will continue to work closely with his successor during the upcoming transition period.

Mr. Dowell said, “The past three years have been professionally rewarding and personally gratifying. It has been a privilege to be a part of such a dedicated and cohesive team. I am confident in this team and their ability to continue to create value for shareholders.”

Jonathan P. Stanner, EVP and Chief Investment Officer, will succeed Mr. Dowell as EVP and Chief Financial Officer, effective March 31, 2018. Mr. Stanner joined the Company in April 2017 and has become an integral member of the management team. Prior to joining Summit, he held various positions at Strategic Hotels and Resorts, including the role of CFO. Mr. Stanner will continue to oversee the Company’s investment activities following the transition.

Daniel P. Hansen, the Company’s Chairman, President and Chief Executive Officer, noted, "I am proud of all that we have accomplished at Summit during Greg’s tenure and appreciate his tremendous efforts in elevating our finance organization. I am confident that Jon will continue to build on these accomplishments and I look forward to working closely with them both to ensure a successful and seamless transition.”

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of November 13, 2017, the Company’s portfolio consisted of 79 hotels with a total of 11,590 guestrooms located in 24 states. For additional information, please visit the Company’s website, www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

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Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties

(512) 538-2325

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the expected retirement of Mr. Dowell and appointment of Mr. Stanner to the position of Chief Financial Officer, and the expected timing of both actions. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any information contained in this news release, whether as a result of new information, future events or otherwise.

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